Contacts:	Wyeth: Media Contacts: Sal Foti Wyeth Pharmaceuticals (484) 865-3490 Gwen Fisher Wyeth Pharmaceuticals (484) 865-5160 Investor Contact: Justin Victoria Wyeth (973) 660-5340
Progenics Pharmaceuticals, Inc.:

Investor Contact:
Richard W. Krawiec, Ph.D.
Vice President
Corporate Affairs
(914) 789-2800
rkrawiec@progenics.com

Media Contact:
Barri Winiarski
WeissComm Partners
(914) 584-7468

WYETH AND PROGENICS PHARMACEUTICALS ANNOUNCE SUBMISSION OF MARKETING APPLICATION IN EUROPE FOR THE SUBCUTANEOUS FORMULATION OF METHYLNALTREXONE

- Application for the Treatment of Opioid-Induced Constipation in Patients
with Advanced Illness -

Collegeville, Pa. & Tarrytown, N.Y., May 14, 2007 — Wyeth Pharmaceuticals, a division of Wyeth (NYSE: WYE), and Progenics Pharmaceuticals, Inc. (NASDAQ: PGNX) announced today that Wyeth has submitted a marketing application to the European Medicines Agency (EMEA) for a subcutaneous formulation of methylnaltrexone for the treatment of opioid-induced constipation (OIC) in patients with advanced illness. Methylnaltrexone is a peripherally acting opioid-receptor antagonist that is designed to treat OIC without interfering with pain relief. A New Drug Application for the same formulation of methylnaltrexone was submitted by Progenics to the U.S. Food and Drug Administration on March 30, 2007.

“Methylnaltrexone has the potential to address a major gastrointestinal side effect of opioid therapy. Therefore, this EMEA application is an important development and a major milestone,” says Gary L. Stiles, M.D., Executive Vice President, Chief Medical Officer, Wyeth Pharmaceuticals.

The marketing application is based on data from two Phase 3 studies that evaluated the safety and efficacy of the subcutaneous formulation of methylnaltrexone in the treatment of OIC in patients with advanced illness. All of the primary efficacy endpoints of the studies were positive and statistically significant, and the therapy generally was well-tolerated.

Opioid analgesics commonly are prescribed to manage pain in patients with advanced illness. Some experts have stated that constipation occurs in nearly all patients on opioid therapy. There currently is no approved medication that specifically targets the underlying cause of OIC to relieve constipation in this patient population.

Opioids provide pain relief by interacting with specific opioid receptors located in the central nervous system (CNS) — the brain and the vertebral column. However, opioids also interact with the receptors outside the CNS, such as those affecting the gastrointestinal (GI) tract, altering intestinal motility and resulting in constipation that can be debilitating. Patients suffering from OIC may experience dry, hard stools; straining during evacuation; and incomplete and infrequent evacuation. Other symptoms of OIC can include nausea, vomiting and abdominal discomfort or pain.  If left untreated or unresolved, OIC can lead to fecal impaction that may require manual removal.

“This milestone represents our commitment to patients who suffer from the debilitating effects of OIC and offers them hope,” says Paul J. Maddon, M.D., Ph.D., Progenics’ Founder, Chief Executive Officer and Chief Science Officer. “Progenics filed a New Drug Application for this formulation of methylnaltrexone with the U.S. Food and Drug Administration in March of this year. The progress we have made with submissions to U.S. and European Union regulatory agencies underscores the strength of the collaboration between Progenics and Wyeth, and of our joint dedication to serving the needs of these seriously ill patients.”

Submission of this EMEA application will result in a $4 million milestone payment being made to Progenics Pharmaceuticals. In December of 2005, Wyeth and Progenics entered into an exclusive, worldwide agreement for the joint development and commercialization of methylnaltrexone for the treatment of opioid-induced side effects, including constipation and post-operative ileus (POI), a prolonged dysfunction of the GI tract following surgery. Under the terms of the collaboration, Wyeth received worldwide rights to methylnaltrexone, and Progenics retained an option to co-promote the product in the United States. The companies are collaborating on worldwide development. The transaction included an upfront payment of $60 million to Progenics with as much as an additional $356.5 million payable upon achievement of certain milestones. Wyeth has agreed to pay Progenics royalties on worldwide sales and co-promotion fees within the United States. Additionally, Wyeth is responsible for all ongoing and future development and commercialization costs.

 About Methylnaltrexone

Methylnaltrexone is an investigational drug that is being studied as a treatment for the peripheral side effects of opioid analgesics. It is designed to mitigate the effect of opioids on peripheral receptors without interfering with central nervous system pain relief. Methylnaltrexone is being developed in subcutaneous and oral forms to treat opioid-induced constipation and an intravenous form for POI.

About the Companies

Wyeth Pharmaceuticals, a division of Wyeth, has leading products in the areas of women’s health care, infectious disease, gastrointestinal health, central nervous system, inflammation, transplantation, hemophilia, oncology, vaccines and nutritional products.

Wyeth is one of the world’s largest research-driven pharmaceutical and health care products companies. It is a leader in the discovery, development, manufacturing and marketing of pharmaceuticals, vaccines, biotechnology products and non-prescription medicines that improve the quality of life for people worldwide. The Company’s major divisions include Wyeth Pharmaceuticals, Wyeth Consumer Healthcare and Fort Dodge Animal Health.

WYETH DISCLOSURE NOTICE: The statements in this press release that are not historical facts are forward-looking statements based on current expectations of future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products, including with respect to our pipeline products; government cost-containment initiatives; restrictions on third-party payments for our products; substantial competition in our industry, including from branded and generic products; data generated on our products; the importance of strong performance from our principal products and our anticipated new product introductions; the highly regulated nature of our business; product liability, intellectual property and other litigation risks and environmental liabilities; uncertainty regarding our intellectual property rights and those of others; difficulties associated with, and regulatory compliance with respect to, manufacturing of our products; risks associated with our strategic relationships; economic conditions including interest and currency exchange rate fluctuations; changes in generally accepted accounting principles; trade buying patterns; the impact of legislation and regulatory compliance; risks and uncertainties associated with global operations and sales; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K, particularly the discussion under the caption “Item 1A, RISK FACTORS.” The forward-looking statements in this press release are qualified by these risk factors. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Progenics Pharmaceuticals, Inc., of Tarrytown, N.Y., is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Principal programs are directed toward gastroenterology as well as the treatment of HIV infection and cancer. The Company has four product candidates in clinical development and several others in preclinical development. The Company, in collaboration with Wyeth, is developing methylnaltrexone for the treatment of opioid-induced side effects, including constipation and post-operative ileus.

PROGENICS DISCLOSURE NOTICE: The information contained in this document is current as of May 14, 2007. This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Company uses the words “anticipates,” “plans,” “expects” and similar expressions, it is identifying forward-looking statements. Such forward-looking statements involve risks and uncertainties which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, among others, the uncertainties associated with product development, the risk that clinical trials will not commence or proceed as planned, the risks and uncertainties associated with dependence upon the actions of our corporate, academic and other collaborators and of government regulatory agencies, the risk that our licenses to intellectual property may be terminated because of our failure to have satisfied performance milestones, the risk that products that appear promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials, the risk that we may not be able to manufacture commercial quantities of our products, the uncertainty of future profitability and other factors set forth more fully in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and other reports filed with the Securities and Exchange Commission, to which investors are referred for further information. In particular, the Company cannot assure you that any of its programs will result in a commercial product.

Progenics does not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus, it should not be assumed that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

Editor’s Note:
Additional information on Wyeth is available at http://www.wyeth.com
Additional information on Progenics is available at http://www.progenics.com